UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2025

AGILENT TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-15405	77-0518772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, California		95051
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 227-9770

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On July 15, 2025, Agilent Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 to report the resignation of Robert W. McMahon as Senior Vice President, Chief Financial Officer of the Company and the appointment of Rodeny Gonsalves as interim Chief Financial Officer and interim Principal Financial Officer of the Company (the “Original 8-K”). The Company is filing this Form 8-K/A as an amendment to the Original 8-K to disclose details of Mr. Gonsalves’ compensation that were not determined at the time of filing the Original 8-K. The other disclosures in the Original 8-K remain the same and are not amended hereby.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with Mr. Gonsalves’ appointment as interim Chief Financial Officer and interim Principal Financial Officer of the Company, the Compensation Committee of the Board approved on July 16, 2025, the following changes to Mr. Gonsalves’ compensation package: (i) effective on July 31, 2025, a salary stipend of $8,654 bi-weekly for as long as he serves as interim Chief Financial Officer, and (ii) a grant of restricted stock units of the Company’s common stock in the target amount of $1,000,000. The restricted stock units are subject to the standard terms and conditions of the Company’s forms of equity award agreements under Agilent’s 2018 Stock Plan, as amended.

Item 9.01. – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

Date:	August 8, 2025	By:	/s/ P. Diana Chiu
		Name:	P. Diana Chiu
		Title:	Vice President, Assistant General Counsel & Assistant Secretary